UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2012

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 13, 2012, Hanesbrands Inc. (the “Company”) entered into a Second Amendment (the “Second Amendment”) to that certain Amended and Restated Credit Agreement, dated as of December 10, 2009 (as amended, the “Senior Secured Credit Facility”), among the Company, the various financial institutions and other persons from time to time party thereto (the “Lenders”), Barclays Bank PLC and Goldman Sachs Credit Partners L.P., as the co-documentation agents, Bank of America, N.A. and HSBC Securities (USA) Inc., as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent (in its capacity as the administrative agent, the “Administrative Agent”), and J.P. Morgan Securities LLC (formerly known as J.P. Morgan Securities Inc.), Merrill Lynch, Pierce Fenner & Smith Incorporated (formerly known as Banc of America Securities LLC), HSBC Securities (USA) Inc. and Barclays Capital, the investment banking division of Barclays Bank PLC, as the joint lead arrangers and joint bookrunners.

The Senior Secured Credit Facility includes a $600 million revolving credit facility that matures on December 10, 2015. Pursuant to the Second Amendment, certain of the Lenders agreed to extend the maturity date of the revolving loans owed to them to (i) July 13, 2017 or (ii) September 15, 2016 (the “Early Termination Date”) if the Company’s 8.000% senior unsecured notes due December 15, 2016 have not been refinanced or repaid or the maturity date thereof has not otherwise been extended beyond July 13, 2017 by the Early Termination Date. In connection with the execution of the Second Amendment, certain of the Lenders assumed all of the obligations under the Senior Secured Credit Facility of those Lenders who did not execute the Second Amendment.

Additionally, the Second Amendment provides for a reduction in the commitment fee for the unused portion of revolving loan commitments made by the Lenders from 50-75 basis points to 30-40 basis points based on the applicable commitment fee margin in effect from time to time. When the Leverage Ratio (as defined in the Senior Secured Credit Facility) is greater than or equal to 4.00 to 1.00, the commitment fee margin is 0.400%. When the Leverage Ratio is less than 4.00 to 1.00 but greater than or equal to 3.25 to 1.00, the applicable commitment fee margin is 0.350%. When the Leverage Ratio is less than 3.25 to 1.00, the applicable commitment fee margin is 0.300%.

At the Company’s option, borrowings under the Senior Secured Credit Facility may be maintained from time to time as (i) “Base Rate” loans, which bear interest at the highest of (a) 1/2 of 1% in excess of the federal funds rate, (b) the rate publicly announced by JPMorgan Chase Bank as its “prime rate” at its principal office in New York City, in effect from time to time and (c) the “LIBO Rate” (as defined in the Senior Secured Credit Facility and adjusted for maximum reserves) for LIBOR-based loans with a one-month interest period plus 1.0%, in effect from time to time, in each case plus the applicable margin, or (ii) LIBOR-based loans, which bear interest at the LIBO Rate, as determined by reference to the rate for deposits in dollars appearing on the Reuters Screen LIBOR01 Page for the respective interest period or other commercially available source designated by the Administrative Agent, plus the applicable margin in effect from time to time. Pursuant to the Second Amendment, the applicable margin pricing grid for borrowings under the Senior Secured Credit Facility was reduced by 100 basis points at each applicable Leverage Ratio level. When the Leverage Ratio is greater than or equal to 4.00 to 1.00, the applicable margin for LIBO Rate loans is 2.50% and the applicable margin for Base Rate loans is 1.50%. When the Leverage Ratio is less than 4.00 to 1.00 but greater than or equal to 3.25 to 1.00, the applicable margin for LIBO Rate loans is 2.25% and the applicable margin for Base Rate loans is 1.25%. When the Leverage Ratio is less than 3.25 to 1.00 but greater than or equal to 2.50 to 1.00, the applicable margin for LIBO Rate loans is 2.00% and the applicable margin for Base Rate loans is 1.00%. When the Leverage Ratio is less than 2.50 to 1.00, the applicable margin for LIBO Rate loans is 1.75% and the applicable margin for Base Rate loans is 0.75%.

The full text of the Second Amendment is included as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with the Second Amendment, the Company paid certain fees to the Administrative Agent and the Lenders, including a fee to each Lender consenting to the Second Amendment equal to the sum of (i) 0.15% of each such Lender’s revolving loan commitment under the Senior Secured Credit Facility immediately prior to the Second Amendment (the “Existing Commitment”) and (ii) 0.40% of such Lender’s revolving loan commitment under the Senior Secured Credit Facility above the amount of such Lender’s Existing Commitment.

From time to time, the financial institutions party to the Senior Secured Credit Facility or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses. For example, some Lenders and/or their affiliates are parties to our accounts receivable securitization facility.

Item 7.01.	Regulation FD Disclosure

On July 17, 2012, the Company issued a press release discussing the Second Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
	Exhibit 10.1	Second Amendment dated July 13, 2012 to the Amended and Restated Credit Agreement dated as of December 10, 2009 among the Company, the various financial institutions and other persons from time to time party thereto, Barclays Bank PLC and Goldman Sachs Credit Partners L.P., as the co-documentation agents, Bank of America, N.A. and HSBC Securities (USA) Inc., as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent and J.P. Morgan Securities LLC (formerly known as J.P. Morgan Securities Inc.), Merrill Lynch, Pierce Fenner & Smith Incorporated (formerly known as Banc of America Securities LLC), HSBC Securities (USA) Inc. and Barclays Capital, the investment banking division of Barclays Bank PLC, as the joint lead arrangers and joint bookrunners.

	Exhibit 99.1	Press release dated July 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 17, 2012	HANESBRANDS INC.

	By:	/s/ Richard D. Moss
Richard D. Moss
Chief Financial Officer

Exhibits

10.1	Second Amendment dated July 13, 2012 to the Amended and Restated Credit Agreement dated as of December 10, 2009 among the Company, the various financial institutions and other persons from time to time party thereto, Barclays Bank PLC and Goldman Sachs Credit Partners L.P., as the co-documentation agents, Bank of America, N.A. and HSBC Securities (USA) Inc., as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent and J.P. Morgan Securities LLC (formerly known as J.P. Morgan Securities Inc.), Merrill Lynch, Pierce Fenner & Smith Incorporated (formerly known as Banc of America Securities LLC), HSBC Securities (USA) Inc. and Barclays Capital, the investment banking division of Barclays Bank PLC, as the joint lead arrangers and joint bookrunners.

99.1	Press release dated July 17, 2012.